WASHINGTON BANKING COMPANY                                  THE CEREGHINO GROUP

CONTACT:                                            Corporate Investor Relations
Michal D. Cann-President & CEO               5333 15TH  Avenue South, Suite 1500
Phyllis A. Hawkins-Chief Financial Officer                     Seattle, WA 98108
360.679.3121                                                        206.762.0993
                                                             www.stockvalues.com


                  WASHINGTON BANKING CO. DECLARES CASH DIVIDEND

OAK HARBOR, WA - April 24, 2003 - Washington Banking Company (Nasdaq: WBCO), the holding company for Whidbey Island Bank and Washington Funding Group, announced today that its Board of Directors declared its 20th consecutive cash dividend since going public in 1998. The quarterly cash dividend of $0.07 per common share will be paid May 20, 2003 to shareholders of record on May 5, 2003.

In addition to the quarterly cash dividends, the company paid a 10% stock dividend in October 2002. "One of our primary goals is to optimize the total return to our shareholders," said Michal D. Cann, President and Chief Executive Officer. "Paying a cash dividend is a part of our philosophy."

Yesterday, WBCO announced its 2003 first quarter profits of $1.2 million, or $0.26 per diluted share. The company reported total asset growth of 22%, loan growth of 13%, and an increase in deposits of 24% over the previous year.

Washington Banking Company is a bank holding company based in Oak Harbor, Washington that operates Whidbey Island Bank, a state-chartered full-service commercial bank, and Washington Funding Group, a wholesale mortgage lending subsidiary. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers' financial needs. Whidbey Island Bank operates 17 full-service branches located in Island, Skagit, Whatcom and Snohomish Counties.

This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe Washington Banking Company's management's expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of the Company's business plan and the strength of the local economy. Readers should not place undue reliance on forward-looking statements which reflects management's views only as of the date hereof. The words "will," "believe," "expect," "should," "anticipate" and words of similar construction are intended in part to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in the Company's filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic conditions, are less favorable than expected or have a more direct and pronounced effect on the Company than expected and adversely affect its ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches are lower than expected; (4) costs or difficulties related to the integration of acquisitions are greater than expected; (5) competitive pressure among financial institutions increases significantly; (6) legislation or regulatory requirements or changes adversely affect the banking and financial services sector; and (7) the Company's ability to realize the efficiencies it expects to receive from its investment in personnel and infrastructure. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

Except as expressly stated, information contained in our Internet website is not incorporated into this release or into any report filed with or submitted to the Securities and Exchange Commission.

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NOTE:  Transmitted on Business Wire at 2:00p.m. PDT on April 24, 2003.